UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2024, Veradigm Inc. (the “Company”) worked with holders of a majority in aggregate principal amount (the “Consenting Holders”) of its currently outstanding 0.875% Convertible Senior Notes due 2027 (the “Notes”) to: (i) obtain a waiver of any defaults under the indenture governing the Notes relating to the Company’s previously disclosed failure to timely file its annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission (the “Commission”) for annual or quarterly periods ending subsequent to September 30, 2022 through the date hereof; and (ii) consent to certain other amendments to terms of the Notes and the entry into the First Supplemental Indenture (as defined below). Additional details of these actions are set forth below, and the below discussion is qualified in its entirety by reference to the documents referenced therein, which are filed as exhibits to this Current Report on Form 8-K.

On February 5, 2024, the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), entered into the first supplemental indenture (the “First Supplemental Indenture”) to the indenture, dated as of December 9, 2019 (the “Indenture”), between the Company and the Trustee, to amend and supplement the provisions of the Indenture. In connection therewith, the Indenture was revised to, among other things: (i) provide for biannual repurchase rights at the option of the holders beginning on January 1, 2025 at the accreted prices set forth in the First Supplemental Indenture; (ii) make certain changes to the table in the Indenture setting forth the number of additional shares by which the conversion rate applicable to Notes surrendered in connection with make-whole fundamental changes will be increased; and (iii) provide for an accreting value for Notes purchased upon the occurrence of a Fundamental Change (as defined in the Indenture) on or after February 2, 2024.

In connection with the waiver related to the Notes and the entry into the First Supplemental Indenture, the Company also entered into letter agreements with each of JPMorgan Chase Bank, National Association, New York Branch, Wells Fargo Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch (collectively, the “Capped Call Dealers”) to (i) waive the additional termination event that may or could result from the First Supplemental Indenture under the privately negotiated capped call transactions entered into with each of the Capped Call Dealers in December 2019 (the “Capped Call Confirmations”) and (ii) amend the Capped Call Confirmations to, among other things, provide for automatic exercise at expiration and proportionate early termination at the election of the Capped Call Dealers in the event of certain early repayment, repurchase, exchange or similar events involving the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were originally sold to the initial purchasers thereof in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

4.1	First Supplemental Indenture, dated February 5, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), to the Indenture dated as of December 9, 2019, between the Company and the Trustee.

10.1	Capped call transaction amendment, dated as of February 5, 2024, by and between JPMorgan Chase Bank, National Association, New York Branch and Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.).

10.2	Capped call transaction amendment, dated as of February 5, 2024, by and between Wells Fargo Bank, National Association and Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.).

10.3	Capped call transaction amendment, dated as of February 5, 2024, by and between Bank of America, N.A. and Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.).

10.4	Capped call transaction amendment, dated as of February 5, 2024, by and between Deutsche Bank AG, London Branch and Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: February 5, 2024	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President, Deputy General Counsel and Corporate Secretary